UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2017

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

On February 28, 2017, at the Special Meeting of Stockholders (the “Special Meeting”) of Roka Bioscience, Inc. (the “Company”), our stockholders approved the amendment and restatement of our 2014 Equity Incentive Plan (the “Amended and Restated 2014 Plan”), including an increase in the shares reserved for issuance thereunder by 300,000 shares.

The Amended and Restated 2014 Plan previously had been approved, subject to stockholder approval, by our board of directors. The Amended and Restated 2014 Plan became effective immediately upon stockholder approval at the Special Meeting.

The foregoing description of the Amended and Restated 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2014 Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders
The Company held its Special Meeting on February 28, 2017. At the Special Meeting, the Company’s stockholders voted on the proposal listed below. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on February 3, 2017. The final results for the votes regarding such proposal are set forth below.

1. The stockholders approved the amendment and restatement of our 2014 Equity Incentive Plan, including an increase in the number of shares reserved for issuance thereunder. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,718,043	156,438	2,448	—

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
10.1	Roka Bioscience, Inc. 2014 Equity Incentive Plan, as amended and restated effective as of February 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017	ROKA BIOSCIENCE, INC.

	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President and Chief Financial Officer